                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 28, 1997

                            RALSTON PURINA COMPANY

                       ---------------------------------

            (Exact name of Registrant as specified in its charter)

        MISSOURI                  1-4582             No. 43-0470580
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   (State or Other             (Commission           (IRS Employer
    Jurisdiction of             File Number)          Identification
    Incorporation)                                       Number)

              CHECKERBOARD SQUARE, ST. LOUIS, MISSOURI    63164
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         (Address of Principal Executive Offices       (Zip Code)

                                (314) 982-1000
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             (Registrant's telephone number, including area code)
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Item 5. Other Events:

        Under the terms and subject to the conditions contained in an Underwriting Agreement dated July 23, 1997, (the "Underwriting Agreement") by and among the Registrant and Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc. Morgan Securities Inc., Lehman Brothers Inc. and Salomon Brothers Inc, as representatives of the several underwriters named therein
(the "Underwriter"), the Underwriters have agreed to purchase from the Registrant an aggregate of $419,998,187.50 of the Registrant's 7.0% Exchangeable Notes Due 2000 ("SAILS"), exchangeable at maturity for shares of the common stock of Interstate Bakeries Corporation. The SAILS are to be issued under an indenture, dated as of May 26, 1995 as supplemented by a supplemental indenture dated as of July 29, 1997, (the "Supplemental Indenture"), between the Registrant and The First National Bank of Chicago, as trustee. Copies of the Underwriting Agreement and the Supplemental Indenture are filed herewith.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

(1) Underwriting Agreement dated July 23, 1997, between the Registrant, Credit Suisse First Boston Corporation, Bear, Stearns, & Co. Inc., J.P. Morgan Securities Inc, Lehman Brothers Inc., Salomon Brothers, Inc, as representatives of the several underwriters named therein, relating to the issuance and sale of $419,998,187.50 in aggregate principal amount of the Registrant's 7.0% Exchangeable Notes due August 1, 2000.

4(b) First Supplemental Indenture dated as of July 29, 1997, between the
     Registrant and The First National Bank of Chicago, Trustee.


SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                RALSTON PURINA COMPANY


                                             By: /s/ James R. Elsesser
                                                -------------------------
                                                  James R. Elsesser
                                                  Vice President and
                                                  Chief Financial Officer


Dated: July 28, 1997